UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Recruiter.com Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Recruiter.com Group, Inc.

500 Seventh Avenue

New York, New York 10018

(855) 931-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Recruiter.com Group, Inc.:

We are pleased to invite you to attend our Annual Meeting of the Stockholders (the “Annual Meeting”) of Recruiter.com Group, Inc., a Nevada corporation (the “Company”), which will be held at 11:00 a.m. eastern time on July 28, 2022, virtually at https://agm.issuerdirect.com/rcrt, for the following purposes:

1.

To elect eight directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (“Director Appointments”);

2.	To approve, on a non-binding advisory basis, executive compensation, commonly referred to as “say-on-pay” (“Say-on-Pay”);
3.	To approve, on a non-binding advisory basis, the frequency of voting on the compensation of our named executive officers (“Say-on-Pay Frequency”);
4.	To ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Appointment”);
5.

To approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Director Appointments and/or Auditor Appointment (the “Adjournment”); and

6.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

The Company’s board of directors (the “Board”) has fixed the close of business on May 31, 2022 as the date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If You Plan to Attend

The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://agm.issuerdirect.com/rcrt by 11:59 PM ET on July 27, 2022. If you hold your shares in an account at a brokerage firm, bank, dealer or other similar organization and wish to vote at the meeting, you will need to obtain a “legal proxy” from that entity and submit it when you register. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit questions prior to and during the meeting. To vote at the meeting, (a) if you hold your shares through a bank, broker or other nominee, you will need the control number you receive by email after registering, and (b) if you hold your shares in account with our transfer agent, you will need the control number that is shown on your proxy card or e-mail notification of the Annual Meeting.

You will not be able to attend the Annual Meeting in person.

By the Order of the Board of Directors

/s/ Evan Sohn
Evan Sohn
Executive Chairman

Dated: June 15, 2022

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

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Recruiter.com Group, Inc.

500 Seventh Avenue

New York, New York 10018

(855) 931-1500

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Recruiter.com Group, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company which will be held at 11:00 a.m. eastern time on July 28, 2022, virtually at https://agm.issuerdirect.com/rcrt (the “Annual Meeting”).

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Board has fixed the close of business on May 31, 2022 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were (i) 14,887,401 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company and (ii) 86,000 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Company, outstanding. Each share of the Company’s Common Stock represents one vote that may be voted on each matter that may come before the Annual Meeting. The holders of Preferred Stock are entitled to vote on all matters submitted to stockholders of the Company and are entitled to the number of votes for each share of Preferred Stock owned as of the Record Date equal to the number of shares of Common Stock such shares of Preferred Stock are convertible into at such time, subject to the limitation on the beneficial ownership set forth in the Certificates of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder. As of the Record Date, the outstanding Preferred Stock equals 285,209 votes. As of the Record Date, there are a total of 15,172,610 votes that may be voted on each matter that may come before the Annual Meeting.

What matters will be voted on at the Annual Meeting?

The five proposals that are scheduled to be considered and voted on at the Annual Meeting are as follows:

1.

To elect eight directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (“Director Appointments”);

2.	To approve, on a non-binding advisory basis, executive compensation, commonly referred to as “say-on-pay” (“Say-on-Pay”);
3.	To approve, on a non-binding advisory basis, the frequency of voting on the compensation of our named executive officers (“Say-on-Pay Frequency”);
4.	To ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Appointment”); and
5.

To approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Director Appointments and/or Auditor Appointment (the “Adjournment”).

Why are we seeking stockholder approval for these proposals?

Proposal No. 1: The Nevada Revised Statutes, as amended, require corporations to hold elections for directors each year.

Proposal No. 2. U.S. Securities and Exchange Commission (“SEC”) rules adopting the Dodd-Frank Wall Street Reform and Consumer Protection Act require companies to hold “say-on-pay” votes at least once every three years.

Proposal No. 3. SEC rules adopting the Dodd-Frank Wall Street Reform and Consumer Protection Act require companies to hold frequency votes at least once every six years in order to allow stockholders to decide how often they would like to be presented with the say-on-pay vote.

Proposal No. 4: The Company appointed Salberg & Company, P.A. to serve as the Company’s independent auditors for the 2022 fiscal year. The Company elects to have its stockholders ratify such appointment.

Proposal No. 5: To provide the Company additional opportunities to receive approval for Proposal Numbers 1 and 4 if necessary.

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What are the Board’s voting recommendations?

The Board of Directors recommends that you vote “FOR” the Director Appointments, “FOR” Say-on-Pay, “THREE YEARS” for Say-on-Pay Frequency, “FOR” the Auditor Appointment, and “FOR” the Adjournment.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Pacific Stock Transfer (as successor to Philadelphia Stock Transfer), you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Annual Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need a “legal proxy” from your brokerage firm, bank, dealer or other similar organization when you register for the Annual Meeting showing your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

How do I vote?

If you are a stockholder of record, you may:

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by phone. The phone number for phone voting is on your proxy card.

3.	Vote by fax. The fax number for fax voting is on your proxy card.

4.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

5.	Vote at the Annual Meeting. Register, attend virtually and vote at the Annual Meeting.

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please have a legal proxy from your nominee authorizing you to vote your shares when you register for the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the issued and outstanding capital stock of the Company, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum. As of the Record Date, there are a total of 15,172,610 votes that may be voted on each matter that may come before the Annual Meeting. The quorum is therefore 5,057,536 votes.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit continued solicitation of proxies.

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What is a “broker non-vote”?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares on a proposal.

Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the Auditor Appointment (Proposal 4) and the proposal to approve the Adjournment (Proposal 5) are routine matters and the record owner may vote your shares on these proposals if it does not get instructions from you.

The proposal for the Director Appointments (Proposal 1), the proposal for Say-on-Pay (Proposal 2), and the proposal for Say-on-Pay Frequency (Proposal 3), are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

How many votes are needed for each proposal to pass?

Proposals		Vote Required
(1)	Approve the Director Appointments	Affirmative vote of a plurality of the shares of the voting power present. The eight persons receiving the greatest number of votes will be elected as directors.
(2)	Say-on-Pay	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(3)	Say-on-Pay Frequency	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(4)	Approve the Auditor Appointment	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(5)	Approve the Adjournment.	Majority of the voting power present in person or by proxy and entitled to vote on the matter

What constitutes outstanding shares entitled to vote?

At the close of business on the Record Date, there were 15,172,610 outstanding and entitled to vote, including: (i) 14,887,401 shares of Common Stock and (ii) 285,209 votes as a result of the shares of Preferred Stock outstanding as of the Record Date which were convertible into shares of Common Stock as of such date, after giving effect to the limitation on the beneficial ownership set forth in the Certificate of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder.

Is broker discretionary voting allowed and what is the effect of broker non-votes?

Proposals		Broker Discretionary Vote Allowed	Effect of Broker Non- Votes on the Proposal
(1)	Approve the Director Appointments	No	None
(2)	Say-on-Pay	No	None
(3)	Say-on-Pay Frequency	No	None
(4)	Approve the Auditor Appointment	Yes	None
(5)	Approve the Adjournment	Yes	None

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What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have the same effect as a vote “AGAINST” the outcome in Proposal 2, 3, 4 and 5. Votes marked as “ABSTAIN” on Proposal 1 will have no effect because directors are elected by plurality voting.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Recruiter.com Group, Inc., 500 Seventh Avenue, New York, New York 10018, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

Could other matters be decided at the Annual Meeting?

Other than the Director Appointments, Say-on-Pay, Say-on-Pay Frequency, the Auditor Appointment, and the Adjournment proposal, no other matters will be presented for action by the stockholders at the Annual Meeting.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with any of the proposals brought before the Annual Meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2, 4 AND 5.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “THREE YEARS” ON PROPOSAL 3.

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PROPOSAL 1. ELECTION OF DIRECTORS

Our Board is currently composed of eight (8) members. Directors hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation, or removal, or until their successors are elected and qualified.

Information Regarding our Directors

Our Corporate Governance and Nominating Committee (the “Nominating Committee”) recommended, and our Board of Directors approved Evan Sohn, Miles Jennings, Tim O’Rourke, Douglas Roth, Wallace D. Ruiz, Deborah Leff, Robert Heath and Steve Pemberton as nominees for election as directors at the 2022 Annual Meeting to hold office for a one-year term until our Annual Meeting of Stockholders to be held in 2023.

The director nominees have consented to be named as nominees in this proxy statement and have agreed to serve as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight (8) nominees named below. If any director nominee of the Company is unable or declines to serve as a director at the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the nominees will be unavailable for election. The elected directors will hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation, or removal, or until their successors are elected and qualified. There are no arrangements or understandings between any of our directors and any other person under which any director was selected to serve as a director of our Company. There are no family relationships among our directors or officers.

The following sets forth the persons nominated by the Board for election and certain information concerning those individuals:

Director Nominee	Age	Position	Director Since
Evan Sohn	54	Executive Chairman and Chief Executive Officer	April 2019
Miles Jennings	44	Chief Operating Officer and Director	July 2020
Robert Heath	62	Director	December 2020
Deborah Leff	54	Director	August 2020
Timothy O’Rourke	56	Director	March 2019
Steve Pemberton	55	Director	March 2021
Douglas Roth	53	Director	February 2018
Wallace D. Ruiz	71	Director	May 2018

Evan Sohn – Mr. Sohn has served as the Company’s Chief Executive Officer since July 2020 and Executive Chairman since April 2019. He served as Vice President of Sales at Veea Inc., a company offering a platform-as-a-service (PaaS) platform for computing, mobile payment, point of sale, and retail solutions, from April 2018 until June 2020. Prior to joining Veea Inc., from September 2015 to April 2018, Mr. Sohn served as the Vice President of Sales at Poynt Inc., a company developing and marketing Poynt, a platform for next generation payments. Prior to that, from April 2012 to September 2015, Mr. Sohn was the Vice President of Sales at VeriFone, Inc., a company designing, marketing, and servicing electronic payment systems. Mr. Sohn is also the co-founder and Vice President of the Sohn Conference Foundation, a non-for-profit dedicated to the treatment and cure of pediatric cancer and related childhood diseases. He is a graduate of the NYU Stern School of Business with a degree in computer information systems and management.

Miles Jennings – Mr. Jennings has served as the Company’s Chief Operating Officer and President since 2020. Prior to that, Mr. Jennings founded the Company and served as the Chief Executive Officer of Recruiter.com, Inc. from 2015 until October 2017, and then as Chief Executive Officer of Truli Technologies, Inc. and its subsidiary, VocaWorks, Inc., from then until March 2019, when Truli Technologies merged with Recruiter.com, Inc. Mr. Jennings served as Chief Executive Officer of the merged company, Recruiter.com Group, Inc. through July 1, 2020, when he moved into the role of President and Chief Operating Officer. Mr. Jennings has worked in the recruiting and online recruiting industry since 2003 at employers including Modis, an Adecco division, and Indeed.com. He is a graduate of Trinity College in Hartford, CT with a degree in philosophy.

Robert Heath – Mr. Heath has served on the Board since March 2021. Mr. Heath is Executive Vice President at RPX Corporation, a provider of patent risk management solutions. Mr. Heath joined RPX in 2011 and served as the company’s Chief Financial Officer, from 2015 to May 2017. During his tenure at RPX, Mr. Heath has been the principal architect of some of the industry’s largest syndicated licensing transactions. Before coming to RPX, he served as Head of Strategy and Acquisitions for Technicolor, a leading supplier of technology and services to media companies, where he oversaw an acquisition and divestiture program that refocused the company from consumer electronics to services and technology licensing. Prior to Technicolor, Mr. Heath served as Chief Operating Officer and Chief Financial Officer at iBahn, an Internet service provider to the hospitality industry. Earlier in his career, Mr. Heath worked as an investment banker, focusing on technology and growth companies at Kidder Peabody, SG Warburg and Robertson Stephens. Mr. Heath received his A.B. from Harvard University and his M.B.A. from the University of Chicago Booth School of Business.

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Deborah S. Leff – Ms. Leff has served on the Board since August 2020. Ms. Leff has served as a Global Leader at IBM since October 2012 and most recently held the position of Global Industry CTO for Data Science and AI. Ms. Leff was selected for appointment to the Board for her experience with successfully implementing artificial intelligence and machine learning projects to drive strategic outcomes. Ms. Leff has worked with senior leaders of Fortune 1000 companies to gain critical insights from data to drive customer experience and optimize business operations. In addition, Ms. Leff has built and run global sales teams and brings experience and expertise in sales management and sales execution. Ms. Leff is also the Founder of Girls Who Solve, a STEM education program for high school girls that focuses on how data science and technology can be used to solve a range of challenges in both for-profit and nonprofit organizations.

Timothy O’Rourke – Mr. O’Rourke has served on the Board since March 2019. Mr. O’Rourke was designated by Opptly LLC, formerly known as Genesys Talent LLC (“Genesys”) pursuant to the terms of the Company’s purchase of certain assets of Genesys in 2019. Mr. O’Rourke has served as the Managing Director of Icon Information Consultants, LP, a provider of human capital solutions, consulting, payroll and professional services, and a stockholder of Genesys, since February 2001. Mr. O’Rourke brings to the Board his experience and expertise in HR and recruitment solutions for employers. He is a graduate of the University of Houston with a degree in electrical engineering.

Steve Pemberton – Mr. Pemberton has served on the Board since March 2021. Mr. Pemberton has served as chief human resources officer of Workhuman, a provider of cloud-based human capital management solutions since December 2017. In such capacity, Mr. Pemberton works with HR leaders and senior management executives worldwide to help build inspiring workplaces where every employee feels recognized, respected, and appreciated for who they are and what they do. He champions and promotes the Workhuman movement to inspire HR leaders to embrace more humanity and foster a sense of purpose in the workplace. Prior to joining Workhuman, Mr. Pemberton served as VP Diversity and Inclusion, Chief Diversity Officer at Walgreens Boots Alliance (and as Chief Diversity Officer at its predecessor Walgreens) from 2011 to 2017 and as VP, Chief Diversity Officer at Monster.com from 2005 to 2010. In 2015, Mr. Pemberton was appointed by United States Secretary of Labor Thomas Perez to serve on the Advisory Committee for the Competitive Integrated Employment of People with Disabilities. Mr. Pemberton earned his undergraduate and graduate degrees at Boston College and serves on several nonprofit boards, including UCAN and Disability:IN, in addition to his own A Chance in the World Foundation, the non-profit he founded to help young people aging out of the foster care system.

Douglas Roth – Mr. Roth has served on the Board since February 2018. Mr. Roth has been a Director and Investment Manager at Connecticut Innovations, Inc. since 2011 and is responsible for sourcing new investment opportunities, serving on the boards of portfolio companies, and supporting their growth and success. Mr. Roth was selected for appointment to the Board for his experience serving on the board of technology companies and the skills he gained from previously advising companies regarding product development and launch. He is a graduate of Boston University with an undergraduate degree in economics and mathematics as well as a master’s degree in electrical engineering. He also has an MBA in entrepreneurial and strategic management from the Wharton School of the University of Pennsylvania.

Wallace D. Ruiz – Mr. Ruiz has served on the Board since May 2018. Mr. Ruiz has served as the Chief Financial Officer of Inuvo, Inc. (NYSE: INUV), an advertising technology company based in Little Rock, AR since June 2010. Mr. Ruiz was selected for appointment to the Board for his experience with public companies as well as his accounting skills. Mr. Ruiz is a Certified Public Accountant in the State of New York. He is a graduate of St. John’s University with a degree in computer science and Columbia University with a MBA in finance and accounting.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has affirmatively determined that each of Messrs. Roth, Ruiz, Pemberton, and Heath and Ms. Leff, current members of our Board, meet the independence requirements under the Listing Rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”).

Board Committees

The Board currently has the following standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

The following table identifies the independent and non-independent current Board and committee members:

Name	Audit	Compensation	Nominating	Independent
Evan Sohn
Miles Jennings
Deborah Leff		X	X	X
Timothy O’Rourke
Douglas Roth	X	Chairman	Chairman	X
Wallace D. Ruiz	Chairman	X	X	X
Robert Heath	X	X		X
Steve Pemberton			X	X

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Board and Committee Meetings

During the year ended December 31, 2021, the Board had four meetings, the Audit Committee had four meetings, the Compensation Committee had three meetings, and the Nominating Committee had no meetings.

There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Audit Committee Financial Expert

Our Board has determined that Mr. Ruiz is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the Securities and Exchange Commission (the “SEC”) and in compliance with the Sarbanes-Oxley Act.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining annual bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters.

Nominating Committee

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders. Although there are many other factors, the Board primarily focuses on public company board experience, knowledge of the recruiting industry, or background in finance or technology, and experience operating growing businesses.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different leadership structures may be appropriate for our Company at different times and under different circumstances, and it prefers flexibility in making this decision based on its evaluation of the relevant facts at any given time.

Beginning in April 2019, following the completion of the merger between the Company and Recruiter.com, Inc., an affiliate of the Company, pursuant to a Merger Agreement and Plan of Merger, dated March 31, 2019, and the appointment of Mr. Evan Sohn as our Executive Chairman, we separated the offices of Chief Executive Officer and Chairman of the Board. In July 2020, Mr. Sohn was appointed as Chief Executive Officer and retained his position as Chairman of the Board. Under our current Board leadership structure, the Chief Executive Officer is responsible for the day-to-day leadership our and performance. Mr. Miles Jennings, our Chief Operating Officer, focuses on allocation of resources, our recruiting business and the Platform and products, while facilitating strategic communication and high-quality investor relations.

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Board Role in Risk Oversight

Our Board bears responsibility for overseeing our risk management function. Our management keeps the Board apprised of material risks and provides to directors access to all information necessary for them to understand and evaluate the effect of these risks, individually or in the aggregate, on our business, and how management addresses them. Our Executive Chairman works closely together with the Board once material risks are identified on how to best address such risks. If the identified risks present an actual or potential conflict with management, our independent directors may conduct the assessment.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Executive Chairman, Chief Executive Officer, and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of our Code of Ethics, without charge, upon request in writing to Recruiter.com Group, Inc. at 500 Seventh Avenue, New York, New York, 10018, Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us none of our directors, executive officers, and persons who own more than 10% of our Common Stock failed to comply with Section 16(a) filing requirements, except an unreported grant of stock options for each of Messrs. Sohn, Jennings, Pemberton, and Heath and Ms. Krandel, one late reported open market purchase by Mr. Sohn, one unreported open market purchase of units by Messrs. Ruiz and Heath in connection with our July 2021 underwritten public offering, and a late Form 3 filing for each of Messrs. Pemberton and Heath.

Hedging Policy

We do not currently have any practices or policies regarding hedging or offsetting any decrease in the market value of our equity securities.

Communication with our Board

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Recruiter.com Group, Inc., 500 Seventh Avenue, New York, New York 10018, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

10

PROPOSAL 2. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF EXECUTIVE COMPENSATION, COMMONLY

 REFERRED TO AS “SAY-ON-PAY”

General

Our executive compensation program is designed to attract and retain talented and dedicated executive officers and to align their compensation with our business objectives and performance and the interests of our stockholders. We believe that our program creates an environment of shared risk between our executive officers and our stockholders by including equity based awards and cash compensation based on financial performance as part of our executive compensation program. We believe that our executive compensation program should focus management’s attention on achieving both annual performance targets and profitable growth over a longer time period. The program is designed to reward management for the achievement of both short and long term strategic objectives as established by the Board of Directors. Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 31, 2021, are described under the section entitled “Executive and Director Compensation” which begins on page 13 of this proxy statement.

Securities laws require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement at least once every three years, commonly known as a “say-on-pay” proposal.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Recruiter.com Group, Inc. hereby APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed in the proxy statement for the 2022 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion that accompany the compensation tables.”

Vote Required

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the compensation of named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

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PROPOSAL 3. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF VOTING ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that stockholders be given the opportunity to vote, on a non-binding advisory basis, on the future frequency of advisory votes on the compensation of our named executives officers. The Company can conduct future advisory votes to approve the compensation of our named executives officers once every one, two, or three years. Stockholders may vote, on a non-binding advisory basis, to conduct future advisory votes to approve the compensation of our named executives officers once every one year, two years, or three years. They also may abstain from casting a vote on this proposal.

After careful consideration, the Board believes that holding an advisory vote on executive compensation every three years will allow the Board to focus on our executive compensation, which is generally linked to critical milestones which the Board believes are the key to the success of the company and to the creation of long-term stockholder value. The Board also believes an advisory vote every three years is the most effective timeframe for the company to respond to stockholders’ feedback and provide the company with sufficient time to engage with stockholders to understand and respond to vote results. The Board also believes that the stockholders can best judge the effectiveness of our executive compensation over a three-year cycle, and that a shorter cycle may undermine the long-term focus that is central to our compensation philosophy. The vote is advisory, which means that the vote is not binding on the company, our Board, or the Compensation Committee. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstaining from voting. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the option of once every one year, two years, or three years that receives the affirmative vote of a majority of the combined votes cast for this resolution will be determined, on a non-binding advisory basis, to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules that has been selected by Recruiter.com Group, Inc.’s stockholders.”

Vote Required

This say-on-pay frequency vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote in favor of one time period over another, we will we will consider our stockholders’ concerns when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. Proxies submitted without direction pursuant to this solicitation will be voted for “THREE YEARS” for the frequency of holding stockholder advisory votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “THREE YEARS” ON THE

 SAY-ON-PAY FREQUENCY PROPOSAL.

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Salberg & Company, P.A. (“Salberg”) as our independent registered accounting firm for the fiscal year ending December 31, 2022. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Representatives of Salberg are not expected to be present at the Annual Meeting. However, we will provide contact information for Salberg to any stockholders who would like to contact the firm with questions.

Fees Billed to the Company in fiscal years 2021 and 2020

The following table provides detail about fees for professional services rendered to us by Salberg & Company, P.A., our independent registered public accounting firm engaged to provide accounting services for the fiscal year ended December 31, 2021 and 2020.

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit fees	$150,600	$107,800
Audit related fees	36,000	16,300
Tax fees	-	-
All other fees	-	-
Total	$186,600	$124,100

Audit Fees - This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees - This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Securities and Exchange Commission, review of registration statements and other accounting consulting.

Tax Fees - This category consists of professional services rendered for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees - This category consists of fees for other miscellaneous items.

Policy on Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with the SEC policies regarding auditor independence, our Board has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Board has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Board for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS

PROPOSAL 4.

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PROPOSAL 5. APPROVAL OF THE ADJOURNMENT

General

The Company is asking stockholders to approve, if necessary, adjournment of the Annual Meeting to solicit additional proxies in favor of the Director Appointments and/or the Auditor Appointment. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the voting power present or represented by proxy is required to approve the Adjournment proposal. Abstentions represent the voting power present under the Company’s bylaws, and accordingly will have the same effect as a vote “AGAINST” the outcome of this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS

PROPOSAL 5.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following information is related to all plan and non-plan compensation awarded to, earned by, or paid by us for the years ended December 31, 2021 and December 31, 2020 for all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2021, and our two most compensated executive officers, other than the principal executive officer, serving at December 31, 2021 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Evan Sohn	2021	192,266	-		396,597	190,000	7,555	(2)	786,418
Executive Chairman and Chief Executive Officer (3)	2020	175,090	-	1,662,000	-	-	10,329	(2)	1,847,419
Miles Jennings	2021	166,947	75,000	-	396,594	45,000	8,025	(2)	691,566
President and Chief Operating Officer (4)	2020	171,231	-	-	-	-	18,416	(2)	189,647
Judy Krandel	2021	132,000	-	-	446,564	25,000	-		603,564
Chief Financial Officer (5)	2020	43,350	-	-	1,143,209	-	-		1,186,559

(1)

The amounts in this column represent the fair value of each award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions and do not reflect the actual economic value realized by the Named Executive Officer. The assumptions used in calculating the grant date fair value of stock awards and option awards may be found in Note 1 to our audited financial statements included in this Annual Report on Form 10-K.

(2)	Represents the cost of health insurance not generally available on a non-discriminatory basis to all employees.

(3)	Mr. Sohn has served as our Chief Executive Officer since June 2020.

(4)	Mr. Jennings has served as our President and Chief Operating Officer since June 2020. He served as Chief Executive Officer from October 2017 to June 2020.

(5)	Ms. Krandel has served as our Chief Financial Officer since June 2020.

Named Executive Officer Employment Agreements

Jennings Agreement

On September 13, 2021, the Compensation Committee approved and we entered into a new employment agreement with Mr. Jennings (the “Jennings Agreement”). Pursuant to the Jennings Agreement, Mr. Jennings will continue to serve as our President and Chief Operating Officer through December 31, 2023.

Pursuant to the Jennings Agreement, Mr. Jennings will be paid an annual base salary of $200,000 and is entitled to earn: (i) a bonus of up to 75% of the annual base salary, subject to achievement of profitability and revenue criteria as well as individual metrics, as determined by the Compensation Committee; (ii) performance-based equity awards of up to 350,000 restricted stock units (“Target RSUs”), a percentage of which to be granted are subject to attainment of certain performance criteria tied to the volume weighted average price of our stock, and those Target RSUs that are awarded will vest, if at all, over a period of twenty-four (24) months commencing on the date on which the applicable Target RSUs are granted, in equal monthly increments, provided that Mr. Jennings remains employed by us on the vesting dates; and (iii) one-time long-term equity award of 100,000 stock options pursuant to our 2017 Equity Incentive Plan (the “2017 Plan”), which stock options shall vest over twenty-four (24) months in equal monthly increments and have a strike price equal to the ten (10) trading day volume weighted average price prior to the date on which the stock options are granted.

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In the event of termination of Mr. Jennings’ employment by us other than for “cause” or for “good reason,” Mr. Jennings is entitled to receive the following benefits and rights: (i) accrued but unpaid base salary for services rendered to the date of termination; (ii) accrued but unpaid expenses required to be reimbursed under the Jennings Agreement; (iii) severance payment equal to twelve (12) months of base salary, plus an amount equal to the prior calendar year’s declared bonus amount; (iv) eligibility of up to one year from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term; and (v) equity awards previously granted to Mr. Jennings under the 2017 Plan or similar plan shall thereupon become fully vested, including the Target RSUs granted. The termination provisions are intended to comply with Section 409A of the Code and the rules and regulations thereunder.

Under the terms of the Jennings Agreement, Mr. Jennings is subject to non-competition and non-solicitation covenants for a period of one year following termination of the employment. The Jennings Agreement also contains customary confidentiality and non-disparagement covenants. The non-disparagement covenant applies during the term of the agreement and at all times thereafter, and the confidentiality covenant applies during the term of the agreement and for the two-year period following termination of the employment.

Sohn Agreement

On September 13, 2021, the Compensation Committee approved and we entered into a new employment agreement with Mr. Sohn (the “Sohn Agreement”). In connection with the Sohn Agreement, Mr. Sohn will continue to serve as our Chief Executive Officer through December 31, 2023.

Pursuant to the Sohn Agreement, Mr. Sohn will be paid an annual base salary of $200,000 and is entitled to earn: (i) a bonus of up to 150% of the annual base salary, subject to achievement of profitability and revenue criteria as well as individual metrics, as determined by the Compensation Committee; (ii) performance-based equity awards of up to 700,000 restricted stock units (“Target RSUs”), a percentage which to be granted are subject to attainment of certain performance criteria tied to the volume weighted average price of the our stock, and those Target RSUs that are awarded will vest, if at all, over a period of twenty-four (24) months commencing on the date on which the applicable Target RSUs are granted, in equal monthly increments, provided that Mr. Sohn remains employed by us on the vesting dates; and (iii) one-time long-term equity award of 100,000 stock options pursuant to our 2017 Plan, which stock options shall vest over twenty-four (24) months in equal monthly increments and have a strike price equal to the ten (10) trading day volume weighted average price prior to the date on which the stock options are granted.

In the event of termination of Mr. Sohn’s employment by us other than for “cause” or for “good reason,” Mr. Sohn is entitled to receive the following benefits and rights: (i) accrued but unpaid base salary for services rendered to the date of termination; (ii) accrued but unpaid expenses required to be reimbursed under the Sohn Agreement; (iii) severance payment equal to twelve (12) months of base salary, plus an amount equal to the prior calendar year’s declared bonus amount; (iv) eligibility of up to one year from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term; and (v) equity awards previously granted to Mr. Sohn under the 2017 Plan or similar plan shall thereupon become fully vested, including the Target RSUs granted. The termination provisions are intended to comply with Section 409A of the Code and the rules and regulations thereunder.

Under the terms of the Sohn Agreement, Mr. Sohn is subject to non-competition and non-solicitation covenants for a period of one year following termination of the employment. The Sohn Agreement also contains customary confidentiality and non-disparagement covenants. The non-disparagement covenant applies during the term of the agreement and at all times thereafter, and the confidentiality covenant applies during the term of the agreement and for the two-year period following termination of the employment.

Krandel Employment Agreement

On September 13, 2021, the Compensation Committee approved and we entered into a new employment agreement with Ms. Judy Krandel (the “Krandel Agreement”). In connection with the Krandel Agreement, Ms. Krandel will continue to serve as our Chief Financial Officer. During the employment period, Ms. Krandel’s employment is at-will and may be terminated by either us or Ms. Krandel at any time, and for any reason.

Pursuant to the Krandel Agreement, Ms. Krandel will be paid an annual base salary of $200,000 and is entitled to earn: (i) a performance-based bonus of up to $50,000 per year, paid quarterly, subject to attainment of certain financial and performance criteria by us; (ii) matching 401K; and (iii) reimbursement for approved “out-of-pocket” expenses incurred in connection with employment.

In the event of termination of her employment, Ms. Krandel shall be entitled only to earned but unpaid compensation in accordance with the Krandel Agreement. In addition, pursuant to the Krandel Agreement, in the event we terminate her employment, Ms. Krandel shall be entitled to receive continuing payments of her base salary as in effect of the date of the termination during the period beginning with her termination through the three-month period following such termination (the “Termination Severance”). Under the Krandel Agreement, the Termination Severance shall be Ms. Krandel’s exclusive remedy for our termination.

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Under the terms of the Krandel Agreement, Ms. Krandel is subject to a non-solicitation covenant for a period of two years following termination of the employment. The Krandel Agreement also contains customary confidentiality and non-disparagement covenants. The non-disparagement covenant applies during the term of the agreement and at all times thereafter, and the confidentiality covenant applies during the term of the agreement and for the two-year period following termination of the employment.

Executive Incentive Program

Performance Bonuses

We have an annual executive cash incentive program. For fiscal 2021, each of our named executive officers was eligible to receive an award under the annual executive cash incentive program as follows per the terms of their respective employment agreements: (i) up to 150% of annual base salary for Mr. Sohn, (ii) up to 75% of annual base salary for Mr. Jennings, and (iii) up to $50,000 for Ms. Krandel. The actual amounts earned were based on achievement of certain profitability, revenue and individual goals for each of Messrs. Sohn and Jennings, and the achievement of certain financial and performance criteria by Ms. Krandel. Only Mr. Sohn met individual goals related to completion of an uplisting of our common stock to the Nasdaq Capital Market, resulting in a payment of $100,000.

For fiscal 2020, each of our executive officers were eligible to receive an amount up to 100% of the maximum amount determined by the Compensation Committee for each executive officer, which maximums were $50,000 and $50,000 for Messrs. Sohn and Jennings respectively. The actual amount earned by each executive officer was based upon achievement of certain revenue (45% of total award), EBITDA (30% of total award) and number of recruiters on the Platform (25% of total award) targets. None of the targets were met for 2020 and no annual executive cash incentive payouts were made for 2020.

Equity Awards

The Compensation Committee has the authority to grant discretionary equity awards to our executive officers, including our non-statutory stock options, under the 2017 Plan and our 2021 Equity Incentive Plan (the “2021 Plan”).

On May 14, 2020, the Compensation Committee approved the following grants to Ms. Krandel, stock options to purchase 10,435 shares of Common Stock, at an exercise price of $6.25 per share, vesting over five months with one-sixth vesting upon grant; and (ii) stock options to purchase 172,500 shares of Common Stock, at an exercise price of $6.25, which vest over a 2 year period in equal quarterly installments on the last day of the third quarter of 2021, subject to serving as our Chief Financial Officer on each applicable vesting date. The stock options were granted under the 2017 Plan.

On August 31, 2021, the Compensation Committee approved a grant of stock options to Ms. Krandel to purchase 100,000 shares of our Common Stock, upon signing a new employment agreement. The agreement was signed and the options were granted on September 6, 2022, at an exercise price of $4.65 per share. The options vested fully at the grant date. The stock options were granted under the 2021 Plan.

On June 17, 2020, the Compensation Committee approved a grant of 221,600 restricted stock units (RSUs) to Mr. Sohn subject to and issuable upon the listing of our Common Stock on the NASDAQ Capital Market. The RSUs vest over a 2 year period from the date of the uplisting in equal quarterly installments on the last day of the calendar quarter during which the uplisting takes place, subject to Mr. Sohn serving as our Chief Executive Officer on each applicable vesting date, provided that the RSUs shall vest in full immediately upon the termination of Mr. Sohn’s employment without cause (as defined in the employment agreement).

On September 13, 2021, the Compensation Committee approved a grant of stock options to Mr. Sohn to purchase 100,000 shares of our Common Stock, at an exercise price of $4.59 upon signing a new employment agreement. The options vest quarterly over a 2 year period with a one year cliff, subject to serving as the our Chief Executive Officer on each applicable vesting date. The stock options were granted under our 2021 Plan.

On August 31, 2021, the Compensation Committee approved a grant of options to Mr. Jennings to purchase 100,000 shares of our Common Stock, upon signing a new employment agreement. The agreement was signed and the options were granted on September 13, 2022 at an exercise price of $4.59. The options vest quarterly over a 2 year period with a one year cliff, subject to serving as our President and Chief Operating Officer on each applicable vesting date. The stock options were granted under the 2021 Plan.

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Outstanding Equity Awards at December 31, 2021

The following table sets forth certain information regarding unexercised options, shares that have not vested, and equity incentive plan awards for each Named Executive Officer as of December 31, 2021:

Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)

Evan Sohn						138,500	(2)	361,485	(3)
	17,369	-		8.80	2/4/2024
	180,468	-		16.00	5/14/2024	-		-
	15,321	-		3.625	12/23/2024	-		-
	-	100,000	(1)	4.59	9/13/2026	-		-
Miles Jennings	2,500	-		16.00	2/11/2023	-		-
	20,428	-		3.625	12/23/2024	-		-
	-	100,000	(1)	4.59	9/13/2026	-		-
Judy Krandel	10,435	-		6.25	5/14/2025	-		-
	64,688	107,812	(2)	6.25	6/30/2026	-		-
	100,000	-		4.65	9/6/2026	-		-

_____________

(1)	Fifty percent of options vest September 13, 2022 and the remaining fifty percent vest quarterly starting December 13, 2022 and ending on September 13, 2023.

(2)	Vest quarterly over a two-year period in equal quarterly installments, ending on March 31, 2023.

(3)	Based on $2.62 per share, the closing price of our Common Stock on December 31, 2021.

Compensation of Non-Employee Directors

We do not compensate employees for serving as members of our Board. Our non-employee directors receive compensation for their service as directors and members of committees of the Board, consisting of cash and equity awards. In January 2021, our Compensation Committee approved an annual retainer to be paid to each non-employee director in the amount of $20,000 in cash. In January 2022, the Board also approved an incremental stipend of $5,000 to all committee chairpersons, $3,500 for all non-chairperson members of the audit committee, and $2,500 for all non-chairperson members of the nominating and compensation committee. With respect to our non-employee directors, the Board approved one-year stock options to purchase 15,000 shares of our Common Stock at an exercise price of $2.40 for the year 2021. The options shall vest in equal quarterly amounts beginning on the effective date and ending on the first anniversary of the effective date of the grant. In addition, directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Under the 2017 and 2021 Plans, our non-employee directors receive grants of stock options as compensation for their services on the Board.

On August 28, 2020, the Compensation Committee approved an annual retainer in the amount of $20,000 cash and a grant of three-year stock options to Deborah Leff to purchase 20,000 shares of our Common Stock at an exercise price of $5.00 per share for serving on the Board. The options vest in equal quarterly amounts ending on the third anniversary of the effective date of the grant.

On December 23, 2019, the Compensation Committee approved a grant to each of Timothy O’Rourke, Douglas Roth, and Wallace D. Ruiz, our non-employee directors, of three-year stock options to purchase 19,068 shares of our Common Stock at an exercise price of $3.625 per share for serving on the Board. One-third of the stock options were vested upon grant and the balance vested in equal annual installments on December 23, 2020 and December 23, 2021, subject to continued service as members of the Board on each applicable vesting date.

In consideration of Mr. Pemberton’s agreement to join the Board, Mr. Pemberton entered into a Director Agreement and shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Pemberton received a grant of 20,000 options to purchase our Common Stock with an exercise price of $8.125, which vests in equal amounts over a period of three years from the effective date of the grant, as shall be determined by the Board, subject to his continued service on the Board through such vesting date.

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In consideration of Mr. Heath’s agreement to join the Board, Mr. Heath entered into a Director Agreement and shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Heath received a grant of 20,000 options to purchase Common Stock, with an exercise price of $6.75, which vests in equal amounts over a period of three years from the effective date of the grant, as shall be determined by the Board, subject to his continued service on the Board through such vesting date.

For the year ended 2021, our non-employee directors were compensated as follows in the table below:

Name (1)	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Deborah Leff	2021	20,000		-	20,000

Timothy O’Rourke	2021	20,000	-	-	20,000

Douglas Roth	2021	20,000	-	-	20,000

Wallace D. Ruiz	2021	20,000	-	-	20,000

Steve Pemberton	2021	15,000	162,483	-	177,483

Robert Heath	2021	15,000	134,985	-	149,985

(1)

Because our employees do not receive additional compensation for their service on the Board, Messrs. Sohn and Jennings are omitted from this table. Compensation of Messrs. Sohn and Jennings is fully reflected in the Summary Compensation Table.

(2)	Amounts reported represent the aggregate grant date fair value of awards granted, computed in accordance with ASC 718.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 15, 2022 of:

•	each of our directors and executive officers; and

•	each person known to us to beneficially own 5% of our Common Stock on an as-converted basis.

The calculations in the table are based on 14,784,821 common shares issued and outstanding as of March 15, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Recruiter.com Group, Inc., 500 Seventh Ave., New York, New York 10018.

Name of Beneficial Owner (1)	No. of Shares Beneficially Owned	% of Class

Evan Sohn (2)	536,330	3.6%
Miles Jennings (3)	1,018,621	6.9%
Judy Krandel (4)	196,684	1.3%
Deborah Leff (5)	17,416	*
Tim O’Rourke (6)	324,655	2.2%
Douglas Roth (5)	27,817	*
Wallace Ruiz (7)	35,817	*
Steve Pemberton (5)	10,416	*
Robert Heath (8)	28,083	*

All executive officers and directors as a group (11 persons) (9)	2,581,409	16.9%

5% Stockholders

Cavalry Fund 1 LP (10)	1,526,997	9.6%
Michael Woloshin (11)	1,146,262	7.8%
James Besser (12)	885,874	6.0%
Ashley Saddul (13)	859,587	5.8%

______________

*	Less than 1%.

(1)

This does not include information regarding the sole holder of Series E Preferred Stock as a separate class. The holder of Series E Preferred Stock votes together with the holders of Common Stock on all matters on an as converted basis, subject to the 9.99% beneficial ownership limitation, as applicable.

(2)

Evan Sohn is the Executive Chairman and Chief Executive Officer. Includes 213,159 and 27,700 shares of our Common Stock issuable upon exercise of stock options and vesting of restricted stock units respectively that are vested or vesting within 60 days from March 15, 2022.

(3)	Miles Jennings is the President and Chief Operating Officer. Includes 22,928 shares issuable upon exercise of stock options that are vested or vesting within 60 days from March 15, 2022.

(4)	Ms. Krandel is the Chief Financial Officer. Represents 196,684 shares of our Common Stock issuable upon exercise of stock options that are vested or vesting within 60 days from March 15, 2022.

(5)	Includes shares of Common Stock issuable upon exercise of stock options that are vested or vesting within 60 days from March 15, 2022.

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(6)

Includes (i) 301,838 shares of our Common Stock beneficially owned by Icon Information Consultants, LP, of which Mr. O’Rourke is the Managing Director, and (ii) 22,817 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from March 15, 2022. Mr. O’Rourke disclaims beneficial ownership of the shares beneficially owned by Icon Information Consultants, LP, except to the extent of his pecuniary interest therein.

(7)

Includes 31,817 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from March 15, 2022 and 4,000 shares of our Common Stock issuable upon exercise of our common stock purchase warrants.

(8)

Includes 20,083 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from March 15, 2022 and 8,000 shares of our Common Stock issuable upon exercise of our common stock purchase warrants.

(9)

Includes 518,684 and 27,700 shares of our Common Stock issuable upon exercise of stock options and vesting of restricted stock units, respectively, that have vested or vesting within 60 days from March 15, 2022, and 12,000 shares of our Common Stock issuable upon exercise of common stock purchase warrants.

(10)

This information is based on an amendment to Schedule 13G/A filed by Cavalry Fund I LP on February 4, 2022. Address is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677. Thomas Walsh, the Manager of Cavalry Fund I Management LLC, the General Partner of Cavalry Fund I LP. has shared voting and investment power with respect to these shares.

(11)

Includes (i) 76,329 shares of Common Stock beneficially owned by Cicero Consulting Group LLC, which Mr. Woloshin controls together with Mr. Joseph W. Abrams, and (ii) 14,743 shares of Common Stock owned by Caesar Capital Group LLC, with respect to which Mr. Woloshin has the shared voting and dispositive power with respect to the shares discussed in (i) of this footnote, and the sole voting and dispositive power with respect to the shares discussed in (ii) of this footnote. Address is 1858 Pleasantville Road Suite 110, Briarcliff Manor NY 10510.

(12)

This information is based on a Schedule 13G filed by Manchester Explorer, L.P., Manchester Management Company, LLC, Manchester Management PR, LLC, James E. Besser, and Morgan C. Frank, on March 8, 2022. Address is 2 Calle Candina, #1701, San Juan, Puerto Rico, 00907. James E. Besser managing member of Manchester Management Company, LLC, general partner of Manchester Explorer, L.P. has shared voting power for 747,678 of the shares, shared dispositive power for 747,678 of the shares, and sole voting and dispositive power over 138,196 of the shares.

(13)	Mr. Saddul is the Chief Web Officer. Includes 6,810 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from March 15, 2022.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2021 with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:

2017 Equity Incentive Plan (1)	1,230,528	5.86	77,472
2021 Equity Incentive Plan (1)	1,621,212	4.34	952,498
Equity compensation plans not approved by security holders
Total	1,196,165	2.21	1,207,335

(1)	The weighted average exercise price relates to the options only. RSUs were excluded as they have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

Cicero Investment in the March 2019 Private Placement

In April 2019, Cicero Transact Group US, Inc. (“Cicero”), an entity controlled by Michael Woloshin, one of our principal stockholders purchased 13,750 units, with each unit consisting of one share of Series D preferred stock and a warrant to purchase seven shares of our Common Stock, subject to adjustment as provided for therein, in exchange for the delivery of common stock of a second company, with a market value of $240,000. Subsequently, we determined that, because we were unable to realize the full value of the common stock of the second company, part of the 13,750 units provided to Cicero, the percent of which could not be paid for, should be returned by Cicero. On January 6, 2021, Cicero returned 8,755 units.

Back Office, Rent, Accounting and EOR Services Arrangements with Icon

Icon Information Consultants, a company managed by our director, Mr. O’Rourke, performs all of the back office and accounting roles for Recruiting Solutions. Icon Information Consultants then charges a fee for the services along with charging for office space. Icon Information Consultants and Icon Industrial Solutions (collectively “Icon”) also provide “Employer of Record” (“EOR”) services to Recruiting Solutions which means that they process all payroll and payroll tax related duties of temporary and contract employees placed at customer sites and is then paid a reimbursement and fee from Recruiting Solutions. Icon Canada also acts as an EOR and collects the customer payments and remits the net fee back to Recruiting Solutions. Revenue related to customers processed by Icon Canada is recognized on a gross basis the same as other revenues and was and was $106,842 and $140,642 for the years ended December 31, 2021 and 2020, respectively. EOR costs related to customers processed by Icon Canada was $99,904 and $131,546 for the years ended December 31, 2021 and 2020, respectively. Currently, there is no intercompany agreement for those charges and they are calculated on a best estimate basis. As of December 31, 2021 and 2020, we owed Icon $163,672 and $706,515, respectively, in payables and Icon owes $49,033 and $19,143, respectively, to us. During the years ended December 31, 2021 and 2020, we charged to cost of revenue $498,848 and $1,232,359, respectively, related to services provided by Icon as our employer of record. During the years ended December 31, 2021 and 2020, we charged to operating expenses $132,253 and $271,163, respectively, related to management fees, rent and other administrative expense. During the years ended December 31, 2021 and 2020, we charged to interest expense $30,466 and $12,276, related to finance charges on accounts payable owed to Icon. In July 2021, we paid Icon $1,075,645 to satisfy all outstanding payables for all services including interest charges. In July 2021, we also ended all contractual relationships with Icon for back office and accounting services, as well as office space. As of December 31, 2021, Icon will no longer provide EOR services. In January 2022, a payment of $118,534 was made by us to Icon to pay the remaining amount owed, net of the amount owed by Icon to us.

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We also recorded placement revenue from Icon of $970 and $31,041 during the years ended December 31, 2021 and 2020, respectively, of which $22,951 and $21,981, respectively, is included in accounts receivable at December 31, 2021 and 2020.

Recruiter.com Mauritius

We use a related party firm for software development and maintenance related to our website and the platform underlying our operations. The firm was formed outside of the United States solely for the purpose of performing services for the Company and has no other clients. Our Chief Web Officer is an employee of this firm and exerts control over the firm. We agreed to pay Recruiter.com Mauritius fees in the amount equal to the actualized documented costs incurred by Recruiter.com Mauritius in rendering the services. Payments to this firm were $162,102 and $235,444 for the years ended December 31, 2021 and 2020, respectively, and are included in product development expense in our consolidated statements of operations.

Genesys License Agreement

We are a party to that certain license agreement with Genesys. Tim O’Rourke, an executive officer of Genesys, is a significant equity holder and a member of our board of directors. Genesys has granted us an exclusive license to use certain candidate matching software and render certain related services to us. We agreed to pay to Genesys a monthly license fee of $5,000 beginning June 29, 2019 and an annual fee of $1,995 for each recruiter being licensed along with other fees that may be incurred. We also agreed to pay Genesys monthly sales subscription fees beginning September 5, 2019 when Genesys assists with closing a recruiting program. During the years ended December 31, 2021 and 2020 we charged to operating expenses $117,389 and $167,157, respectively, for services provided by Genesys. As of December 31, 2021 and 2020, we owed Genesys $22,810 and $73,352, respectively, in payables. The agreement expired on March 31, 2022 and was not renewed.

Woloshin Consulting Agreement

We are a party to a consulting agreement with Michael Woloshin, a principal stockholder, entered into in January 2019 (the “Woloshin Consulting Agreement”). Pursuant to the Woloshin Consulting Agreement, Mr. Woloshin has agreed to act as our non-exclusive consultant with respect to introducing potential acquisition and partnership targets, and we have agreed to pay Mr. Woloshin a retainer of $10,000 per month as a non-recoverable draw against any finder fees earned. We also agreed to pay Mr. Woloshin the sum of $5,500 per month for three years ($198,000 total) as a finder’s fee for introducing Genesys. This payment is included in the $10,000 monthly retainer payment. We have recorded consulting fees expense of $13,500 and $54,000 during the years ended December 31, 2021 and 2020, respectively. At December 31, 2020, $104,500 of the Genesys finder’s fee and $18,000 of monthly fee expense was included in accrued compensation. In July 2021, we completed payments for all accrued compensation and future payments owed under the consulting agreement. No further payments will be owed under this consulting agreement.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Recruiter.com Group, Inc.

500 Seventh Avenue

New York, New York 10018

Attention: Corporate Secretary

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of next year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2023 annual meeting must be received by us at our principal executive office no later than 120 days prior to the anniversary date that proxy material for this year’s meeting were sent in order to be eligible for inclusion in our 2023 proxy statement and proxy relating to that meeting, which will be February 17, 2023. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2023 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is not received by the Company in writing by 45 days prior to the anniversary of the date that proxy materials are sent to stockholders, which will be May 3, 2023. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

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You may propose director candidates for consideration by the Board’s Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary at our principal executive offices within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2021 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2021 10-K by writing to us at 500 Seventh Avenue, New York, New York 10018, Attention: Corporate Secretary, or from our website, https://investors.recruiter.com/.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 500 Seventh Avenue, New York, New York 10018, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, www.recruiter.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

By Order of the Board of Directors,

/s/ Evan Sohn
Name:	Evan Sohn
Title:	Chief Executive Officer and Executive Chairman

June 15, 2022

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RECRUITER.COM GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL Meeting OF STOCKHOLDERS – July 28, 2022 at 11:00 A.M. EASTERN Time
CONTROL ID:
REQUEST ID:

The stockholder(s) hereby appoint(s) Miles Jennings and Evan Sohn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Preferred Stock of RECRUITER.COM GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M., eastern time on July 28, 2022, virtually at https://agm.issuerdirect.com/rcrt, and any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/RCRT
PHONE:	1-866-752-VOTE(8683)

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ANNUAL MEETING OF THE STOCKHOLDERS OF RECRUITER.COM GROUP, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect all eight (8) directors:	☐	☐	☐
	Evan Sohn			☐
	Miles Jennings			☐
	Robert Heath			☐	Control ID:
	Deborah Leff			☐	REQUEST ID:
	Timothy O’Rourke			☐
	Steve Pemberton			☐
	Douglas Roth			☐
	Wallace D. Ruiz			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To approve, on a non-binding advisory basis, executive compensation, commonly referred to as “say-on-pay” (“Say-on-Pay”).	☐	☐	☐
Proposal 3		ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	To approve, on a non-binding advisory basis, the frequency of approval voting on the compensation of our named executive officers (“Say-on-Pay Frequency”)	☐	☐	☐	☐
Proposal 4		FOR	AGAINST	ABSTAIN
	To ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Appointment”).	☐	☐	☐
Proposal 5		FOR	AGAINST	ABSTAIN

To approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Director Appointments and/or Auditor Appointment.

		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

The Board of Directors recommends you vote “FOR ALL” directors on proposal 1.

The Board of Directors recommends you vote “FOR” proposals 2, 4, and 5.

The Board of Directors recommends you “THREE YEARS” on proposal 3.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2022

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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